                                                                   Exhibit 10.16

                                 AMENDMENT FOUR
                  TO SECOND AMENDED AND RESTATED LOAN AGREEMENT


      WHEREAS, that certain Second Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated as of June 5, 1998 was executed by Matador E&P Company, a Texas corporation (hereinafter referred to as "BORROWER"), Matador Petroleum Corporation, a Texas corporation (hereinafter referred to as "PARENT"), the lenders named therein, Comerica Bank-Texas, as Agent (in such capacity, together with its successors in such capacity, "AGENT") and Comerica Bank-Texas, as Issuing Lender (in such capacity, together with its successors in such capacity, "ISSUING LENDER"); and

      WHEREAS, the parties desire to increase the Borrowing Base, to extend the maturity date of the Agreement and to make certain other changes;

      NOW THEREFORE, in consideration of the premises and other value, the receipt and sufficiency of which are hereby acknowledged, Borrower, Parent, Lenders, Issuing Lender and Agent hereby agree as follows:

      1. SECTION 1 of the Loan Agreement is hereby amended by deleting therefrom in their entirety subsections (yy) and (ooo) and substituting therefor the following:

            "(yy)  MATURITY DATE - February 28, 2006."

            "(ooo) REVOLVER TERMINATION DATE - February 28, 2003."

      2. SECTION 5(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(a) INITIAL BORROWING BASE. During the period from March 30, 2001 to the date a new Borrowing Base is made effective, the Borrowing Base shall be $75,000,000."

      3. SECTION 11(e) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(e) DISTRIBUTIONS. Borrower will not make or declare any distribution or dividend of any kind to its shareholders or redeem or make any payment or distribution on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Borrower; PROVIDED, however, that unless a Default or an Event of Default has occurred and has not been waived in writing by Required Lenders or would result from the making of any of the following payments, Borrower may (1) declare and pay cash dividends on its common stock in an amount not exceeding an aggregate $650,000 per fiscal year and declare and distribute dividends payable solely in common stock of Borrower and (2) repurchase up to an aggregate $350,000 of its common stock each fiscal year for the purpose of using such repurchased common stock for Borrower's 401(k) matching stock contributions."

      4. SCHEDULE 1.2 of the Loan Agreement is amended in its entirety by substituting therefor the SCHEDULE 1.2 attached to this Amendment.

      5. The effectiveness of this Amendment is subject to the condition precedent that the Lenders shall have received (or waived receipt of) the following, each duly executed and delivered and in form and substance and dated as of a date satisfactory to the Lenders and their legal counsel, or that the following shall be fulfilled, as the case may be:

            (a) This Amendment executed by Borrower, Parent and, where appropriate, by NZX Corporation and Matador Operating Company;

            (b) Renewal Notes payable to the order of Union Bank, to the order of Bank of Texas, N.A., to the order of Comerica and to the order of Bank of Scotland in the principal amounts of $26,666,666.67, $20,000,000.00, $40,000,000.00 and $13,333,333.33, respectively;

            (c) Legal opinion of counsel to Borrower addressing the due organization and good standing of Borrower and Parent, the due authorization and execution of this Amendment by Borrower and Parent, and the enforceability of this Amendment and the renewal notes;

            (d) Such deeds of trust, mortgages and modifications and extensions of existing deeds of trust and mortgages as Lenders shall require;

            (e) Evidence of payment of all reasonable fees and expenses of or incurred by the Agent and its legal counsel in connection with this Amendment and payment of a borrowing base increase fee of $10,000 to Bank of Texas and $20,000 to Bank of Scotland;

            (f) The representations and warranties contained in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date;

            (g) No material adverse change shall have occurred in the business, operations, financial condition or prospects of Borrower or Parent, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Parent, threatened against Borrower or Parent; and

            (h) All corporate proceedings and all documents required to be completed and executed by the provisions of this Amendment shall be satisfactory in form and substance to Lenders.

All amendments of the Loan Agreement contained herein are, subject to the satisfaction of the above listed conditions precedent, effective as of March 30, 2001 (the "EFFECTIVE DATE").

      6. Each of Parent, Matador Operating Company and NZX Corporation (each a "GUARANTOR", and collectively, "GUARANTORS") (i) consents, acknowledges, and agrees to the execution, delivery, and performance of this Amendment, (ii) acknowledges and agrees that this Amendment does not diminish, waive, or release such Guarantor's obligations under its Unconditional Guaranty dated as of June 5, 1998, in the case of Parent and Matador Operating Company, and as of January 18, 1999, in the case of NZX Corporation, (iii) ratifies and confirms such Guarantor's obligations pursuant to its Unconditional Guaranty.

      7. As of the Effective Date, Bank of Scotland is being added as a lender to the Loan Agreement. All of the lenders who are parties to this Amendment (collectively, the "LENDERS" and individually, a "LENDER") and Borrower agree as follows:

            (a) As of the Effective Date, all of the rights and obligations of the lenders under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement shall be held by the Lenders as set forth on SCHEDULE 1.2 hereto. To the extent Comerica Bank-Texas and Union Bank of California, N.A. have assigned a portion of their rights and obligations to Bank of Texas, N.A. and Bank of Scotland as are necessary to reflect the respective interests set forth on SCHEDULE 1.2, such assignment has been made without recourse to, and without representation or warranty by, Comerica Bank-Texas and Union Bank of California, N.A.

            (b) None of the Lenders (a) makes to any other Lender any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument, document or collateral furnished pursuant thereto, except that Comerica Bank-Texas and Union Bank of California, N.A., each represents that it has not created any adverse claim upon any interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes to any other Lender any representation or warranty or assumes any responsibility with respect to the financial condition of the Borrower, the Parent, any of the subsidiaries of Parent or any other obligor or the performance or observance by the Borrower, the Parent, any of the subsidiaries of Parent or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

            (c) From and after the Effective Date, Bank of Scotland shall be a party to the Loan Agreement, and, to the extent set forth in SCHEDULE 1.2 attached hereto, each Lender shall have the rights and obligations of a lender under the Loan Agreement and under the other Loan Documents and shall be bound by the provisions thereof but shall have no obligations under the Loan Agreement beyond the Commitments as set forth in
      SCHEDULE 1.2 attached hereto.

      8. Bank of Scotland (a) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to SECTION 8(f) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a party to the Loan Agreement; (b) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (d) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to SECTION 4(h) of the Loan Agreement. To the extent Assignee is a Non-U.S. Lender, Bank of Scotland will promptly deliver to Agent the forms required to be delivered by it in accordance with SECTION 4(h) of the Loan Agreement.

      9. Borrower shall pay all reasonable out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including but not limited to, all reasonable legal fees and expenses incurred by Agent.

      10. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement shall continue in full force and effect and shall remain enforceable and binding.

      11. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

      12. Borrower and Parent represent and warrant that all the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

      13. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without regard to its conflict of law principles, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      14. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      In consideration of the foregoing, this Amendment Three is executed as of March 30, 2001.

                                    BORROWER:

                                    MATADOR E&P COMPANY

                                    By: /s/ Roger S. Manny
                                        ----------------------------
                                    Its: Vice Presient, CFO
                                         ---------------------------

                                    PARENT:

                                    MATADOR PETROLEUM CORPORATION

                                    By: /s/ Roger S. Manny
                                        ----------------------------
                                    Its: Vice Presient, CFO
                                         ---------------------------

                                    AGENT:

                                    COMERICA BANK-TEXAS

                                    By: /s/ Peter Sefzik
                                        ----------------------------------
                                    Its: Commercial Banking Officer
                                        ----------------------------------

                                    ISSUING LENDER:

                                    COMERICA BANK-TEXAS

                                    By: /s/ Peter Sefzik
                                        ----------------------------------
                                    Its: Commercial Banking Officer
                                        ----------------------------------

                                    LENDERS:

                                    COMERICA BANK-TEXAS

                                    By: /s/ Peter Sefzik
                                        ----------------------------------
                                    Its: Commercial Banking Officer
                                        ----------------------------------


                                    UNION BANK OF CALIFORNIA, N.A.

                                    By: /s/ Dustin Gaspari
                                       ----------------------------------
                                    Its: Vice President
                                        ----------------------------------

                                    BANK OF TEXAS, N.A.

                                    By: /s/ Jerry C. Schillaci
                                       ----------------------------------
                                    Its: Banking Officer
                                        ----------------------------------

                                    BANK OF SCOTLAND

                                    By: /s/ Joseph Fratus
                                       ---------------------------------
                                       Joseph Fratus
                                    Its: Vice President
                                        ---------------------------------


CONSENTING GUARANTORS:

MATADOR OPERATING COMPANY

By: /s/ Roger S. Manny
   ---------------------------
Its: Vice President, CFO
    --------------------------

NZX CORPORATION

By: /s/ Roger S. Manny
   ---------------------------
Its: Vice President, CFO
    --------------------------

                                  SCHEDULE 1.2

                        Revolving Credit Commitment   Commitment Percentages
                        ---------------------------   ----------------------
Comerica Bank-Texas                 $30,000,000              40.0%

Union Bank of California, N.A.      $20,000,000              26.666666666667%

Bank of Texas, N.A.                 $15,000,000              20.0%

Bank of Scotland                    $10,000,000              13.333333333333%
